CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-252502 on Form S-6 of our report dated March 24, 2021, relating to the financial statements of FT 9236, comprising International Capital Strength Portfolio, Series 50 and SMid Capital Strength Portfolio, Series 50, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 24, 2021